Exhibit 10.1
Stock   Purchase   Agreement

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made effective as of the 18th day of June 2008, by and among Arthur A. Goes, an individual (the “Seller”), Desk Flex, Inc. (“Desk Flex”), an Illinois corporation, Professional Resource Management, Inc. , an Illinois corporation (“Professional Resource” and collectively with Desk Flex, the “Companies”), and Epazz, Inc., an Illinois corporation (being herein referred to as “Purchaser”), each sometimes referred to herein as a “Party” and collectively the “Parties.”

PRELIMINARY STATEMENTS

A.	Seller is the sole shareholder of each of the Companies.

B.
On or around February 25, 2008, the Parties entered into a Letter of Intent (“LOI”), pursuant to which Purchaser agreed to purchase all of the outstanding stock of the Companies, which LOI is revised and amended by the terms and conditions of this Agreement.

C.
Seller is willing to sell 2,000 shares of common stock of Desk Flex (the “Desk Flex Stock”) and 1,000 shares of common stock of Professional Resource (the “Professional Resource Stock” and collectively the “Common Stock”) to the Purchaser, on the terms, provisions and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser do hereby agree as follows:

ARTICLE I

Purchase and Sale of the Common Stock

Section 1.01.    Purchase and Sale.   On the Closing Date (as defined below) and upon the terms and subject to the conditions set forth herein, the Seller shall deliver the Common Stock of the Companies to the Purchaser free and clear of all liens, and Purchaser shall purchase the Common Stock from the Seller in accordance with Section 1.02 below.

Section 1.02.    Purchase Price.   The purchase price (the “Purchase Price”) for the Common Stock shall be $445,000 payable as follows:

(a)	Seller shall retain the $10,000 originally paid by Purchaser in connection with the Parties entry into the LOI;
(b)	Purchaser shall pay Seller $210,000 in cash at Closing (the “Cash Consideration”); and
(c)
Purchaser shall provide Seller with a Promissory Note in the amount of $225,000, which shall bear interest at the rate of 7% per annum and shall be evidenced by the Promissory Note attached hereto as Exhibit A (the “Note”).

Section 1.03.  Note.  The Note shall be secured by a Uniform Commercial Code Security Interest filing, to be filed by the Seller, at the Seller’s expense, which shall provide for Seller to maintain a security interest over all of the Companies’ tangible and intangible assets, and the outstanding stock of both of the Companies (the “Security Interest”).  The Purchaser agrees to sign whatever documents reasonably necessary for Seller to perfect the Security Interest.

Section 1.03.      Time and Place of Closing.  Subject to the satisfaction or waiver of the conditions herein, the closing (the “Closing”) of the transactions contemplated by this Agreement shall take place on or before June 18, 2008 or at such time, date or place as the Seller and Purchaser may agree (the “Closing Date”).

Section 1.04.               Delivery of the Common Stock; Payment of Purchase Price.  At Closing:  (a) the Seller shall deliver to the Purchaser the certificates representing the Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with all taxes attributable to the transfer and sale of the Common Stock paid by the Seller; and (b) the Purchaser shall deliver to the Seller the Cash Consideration and an executed Note in accordance with Section 1.02.

ARTICLE II

Representations and Warranties of Seller and the Companies

Subject to all of the terms, conditions and provisions of this Agreement, the Seller and the Companies hereby represent and warrant to Purchaser, as of the date hereof and as of the Closing, as follows:

Section 2.01.               Organization and Qualification.  The Companies are Illinois corporations duly organized, validly existing and in good standing under the laws of the State of Illinois.  The Companies have all requisite power and authority, corporate or otherwise, to own, lease and operate their assets and properties and to carry on their business as now being conducted.  Neither of the Companies have any subsidiaries or predecessor corporations.

Section 2.02.               Capitalization of the Companies; Title to the Common Stock.  There are 10,000_shares of common stock authorized of Desk Flex, of which 2,000 shares of common stock are issued and outstanding, which shares are solely held by Seller, and 100,000_shares of common stock,  $no par value per share authorized of Professional Resource, of which 1,000 shares of common stock are issued and outstanding, which shares are solely held by Seller.  A true and correct copy of each of the Company’s Articles of Incorporation is attached hereto as Exhibit B and C. All of the outstanding shares of common stock of each of the Companies have been duly authorized and validly issued, are fully paid and nonassessable and are free of preemptive rights.  The Common Stock transferred by the Seller to Purchaser will be free and clear of liens.  There are no outstanding or authorized subscriptions, options, warrants, calls, rights or other similar contracts, including rights of conversion or exchange under any outstanding debt or equity security or other contract, to which any of the Common Stock will be subject or obligating the Seller and/or either of the Companies to issue, deliver or sell, or cause to be issued, delivered or sold, any other shares of capital stock of either of the Companies or any other debt or equity securities convertible into or evidencing the right to subscribe for any such shares of capital stock or obligating the Seller and/or the Companies to grant, extend or enter into any such contract.  There are no voting trusts, proxies or other contracts to which Seller and/or either of the Companies is a party or is bound with respect to the voting of any shares of capital stock of the Companies.  The Seller has full legal right to sell, assign and transfer the Common Stock to Purchaser and will, upon payment for the Common Stock and delivery to Purchaser of a certificate or certificates representing the Common Stock, transfer good and indefeasible title to the Common Stock to Purchaser, free and clear of liens.

Section 2.03.             Authority.  The Seller has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  The Seller and the Companies have duly and validly executed and delivered this Agreement and will, on or prior to the Closing, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Seller and the Companies, as applicable, enforceable against the Seller and the Companies, as applicable, in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 2.04.               No Conflict.  The execution and delivery by the Seller and the Companies of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws of the Companies; (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which the Seller and/or the Companies are a party; or (d) result in or require the creation of any lien upon the Common Stock.

Section 2.05.               Consents and Approvals.  No governmental approvals and no notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by the Seller and/or the Companies of this Agreement or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

Section 2.06.               Litigation.  There are no claims pending or, to the knowledge of the Seller and the Companies, threatened against or affecting the Companies or any of its assets, liabilities and properties before or by any governmental authority or any other person.  The Seller and the Companies have no knowledge of the basis for any claim, which alone or in the aggregate:  (a) could reasonably be expected to result in any liability with respect to either of the Companies; or (b) seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby.  There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against either of the Companies or any of their assets and properties.

Section 2.07.               Brokers, Finders and Financial Advisors.  No broker, finder or financial advisor has acted for Seller in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Seller.

Section 2.08.              Disclosure.  The schedules, documents, exhibits, reports, certificates and other written statements and information furnished by or on behalf of Seller and/or the Companies to the Purchaser do not contain any material misstatement of fact or, to the knowledge of Seller and the Companies, omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  Seller and the Companies have not withheld any fact known to them which has or is reasonably likely to have a material adverse effect with respect to the Companies, this Agreement or the transactions contemplated herein.

Section 2.09.               Ownership.  The Seller represents and warrants that he owns all of the shares of Common Stock of the Companies that are subject to this Agreement, which shares of Common Stock represent all of the outstanding securities of each of the Companies.

Section 2.10.               Change in Management of the Companies.  Concurrently with the Closing, the Seller, who currently serves as the sole officer and Director of each of the Companies agrees to execute whatever documentation necessary to affect and reflect his resignation as an officer and Director of each of the Companies and Shaun Passley’s appointment as the sole officer and Director of each of the Companies.  Furthermore, the Seller agrees to assist the Purchaser with the change in the authorized signatories on the bank accounts of the Companies and any other procedures necessary to affect the transfer of the rights associated with the operations of the Companies from the Seller to the Purchaser as is reasonably requested of Seller.

Section 2.11  Liabilities:  The Companies shall have those liabilities at Closing as identified in Schedule 2.11.  Seller shall be responsible for all liabilities of the Companies at Closing that are not listed on Schedule 2.11.  Seller shall be responsible for any and all pre-closing liabilities not identified in Schedule  2.11 and shall indemnify the Purchaser against such liabilities subsequent to the Parties entering into this Agreement and subsequent to Closing.

ARTICLE III

Representations and Warranties of Purchaser

Subject to all of the terms, conditions and provisions of this Agreement, Purchaser hereby represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

Section 3.01.               Authority.  Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  Purchaser has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto and thereto, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 3.02.              No Conflict.  The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; or (b) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which Purchaser is a party or by which Purchaser is bound or affected.

Section 3.03.               Consents and Approvals. No governmental approvals and no notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by Purchaser of this Agreement and the closing documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

Section 3.04.               Litigation.  There are no claims pending or, to the knowledge of Purchaser, threatened, and Purchaser has no knowledge of the basis for any claim, which either alone or in the aggregate, seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby.  There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against Purchaser which prohibits or restricts, or could reasonably be expected to result in any delay of, the consummation of the transactions contemplated by this Agreement.  Purchaser agrees to indemnify and hold harmless the Seller and Companies against any and all costs, judgments, fees or awards whatsoever associated with any proceedings, claims, demands, or other actions made against the Companies for time periods prior to Closing.

Section 3.05.               Brokers, Finders and Financial Advisors.   No broker, finder or financial advisor has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Purchaser.

Section 3.06.               Restricted Common Stock.  The Purchaser understands that the Seller nor the Companies have registered the Common Stock under the Securities Act of 1933, as amended (the “Act”) or the applicable securities laws of any state in reliance on exemptions from registration.  The Purchaser further understands that such exemptions depend upon the Purchaser’s investment intent at the time the Purchaser acquires the Common Stock, the Purchaser therefore represents and warrants that the Purchaser is purchasing the Common Stock for its own account for investment and not with a view to distribution, assignment, resale or other transfer of the Common Stock.  Except as specifically stated herein, no other person has a direct or indirect beneficial interest in the Common Stock.  Because the Common Stock shares are not registered, the Purchaser is aware that it must hold the Common Stock indefinitely unless such shares are registered under the Act and any applicable state securities laws or it must obtain exemptions from such registration.

Section 3.07.               Items Excluded From Purchase.  The Purchaser agrees that the automobile and laptop computer currently owned by the Companies and used by Seller shall be excluded from the Purchase and shall be retained by Seller at the Closing.  The Purchaser agrees to disclaim any ownership to the automobile or laptop computer following the Closing.

ARTICLE IV

Covenants

Section 4.01.               Further Assurances.  Seller, the Companies and Purchaser agree that, from time to time, whether before, at or after the Closing, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the transfer to the Purchaser of the Common Stock held by or in the name of the Seller.

Section 4.02.               Conduct of Business.  Except as otherwise contemplated by this Agreement, from the date of the Parties entry into the LOI, to immediately prior to the Closing or earlier termination of this Agreement, unless Purchaser shall otherwise agree in writing, the Companies shall

(a)                 not take or perform any act or refrain from taking or performing any act which would have resulted in a breach of the representations and warranties set forth in Article II;

(b)                 not enter into any agreement, or extend an existing agreement that will survive after the Closing except in the normal conduct of business  such as,  by way of example and not limiting,  license agreements, maintenance agreements, pricing proposals, custom software sales agreements, or equipment rentals;

(c)                 not sell, pledge, lease, license or otherwise transfer any assets or properties or make any payments or distributions to Seller or any of his affiliates;

(d)                 not include any liabilities, pledge, sell or dispose of any asset outside of the ordinary course of business with a value greater than $5,000 (excluding accounts receivable and inventory in the normal course of business);

(e)                 not make any payments or distributions of assets or properties to Seller, the Companies or its shareholders except for the automobile and laptop referred to in Section 3.07; and

(f)                 conduct their business only in the ordinary course, and shall not have paid any bonus or salaries other than which were paid in the ordinary course and approved prior to the Parties entry into the LOI.

Prior to the Closing, the Companies shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of their operations.

Section 4.03.              Public Announcements.  Except as required by law, without the prior written approval of the other party, neither Seller, the Companies nor Purchaser will issue, or permit any agent or affiliate thereof to issue, any press release or otherwise make or permit any agent or affiliate thereof to make, any public statement or announcement with respect to this Agreement or the transactions contemplated hereby and thereby.

Section 4.04.  Consulting.  After Closing, the Seller agrees to assist the Purchaser with the Companies for a period of thirty (30) days for no consideration.

ARTICLE V

Conditions

Section 5.01.               Conditions to Obligations of each of the Parties.  The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions: (a) no preliminary or permanent injunction or other order, decree or ruling which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect; (b) no claim shall have been asserted, threatened or commenced and no law shall have been enacted, promulgated or issued which would reasonably be expected to (i) prohibit the purchase of, payment for or retention of the Common Stock by Purchaser or the consummation of the transactions contemplated by this Agreement or (ii) make the consummation of any such transactions illegal; and (c) all approvals legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect at the Closing.

Section 5.02.               Conditions to Obligations of Seller.  The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as Seller may waive in writing: (a) Purchaser shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and (b) the representations and warranties of Purchaser in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

Section 5.03.               Conditions to Obligations of Purchaser.  The obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to Closing of the following additional conditions, except as Purchaser may waive in writing: (a) the Seller and the Companies shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and (b) the representations and warranties of Seller and the Companies in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

Section 5.04.               Lease.  Prior to or contemporaneously with the Closing, the Purchaser shall continue the lease on the same terms and conditions.

Section 5.05.               Audited Financial Statements.  Seller shall have obtained PCAOB audited financial statements of the Companies prior to Closing, the cost of which shall be paid solely by Purchaser.

ARTICLE VI

Indemnification

Section 6.01.                Indemnification of Seller.  Subject to the terms and conditions of this Article VI, Purchaser agrees to indemnify, defend and hold harmless Seller, from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against, arising out of or resulting from, directly or indirectly:

(a)                 the inaccuracy of any representation or breach of any warranty of Purchaser contained in or made pursuant to this Agreement which was not disclosed to Seller in writing prior to the Closing; provided that no such notification shall be deemed to waive or abrogate any right of Seller with respect to conditions to Closing in Section 5.02;

(b)                 the breach of any covenant or agreement of Purchaser contained in this Agreement;

(c)                 any claim to fees or costs for alleged services by a broker, agent, finder or other person claiming to act in a similar capacity at the request of Purchaser in connection with this Agreement; or

                (d)                 the conduct of the business  of the companies after the date of closing;

provided, however, that Purchaser shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Seller, of any of its obligations under this Agreement or from Seller’s gross negligence, fraud or willful misconduct.

Section 6.02.                Indemnification of Purchaser.  Subject to the terms and conditions of this Article VI, from and after the Closing, Seller agrees to indemnify, defend and hold harmless the Purchaser, its respective affiliates, its respective present and former directors, officers, shareholders, employees and agents and its respective heirs, executors, administrators, successors and assigns (the “Purchaser Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any Purchaser Indemnified Person, arising out of or resulting from, directly or indirectly:

(a)                 the inaccuracy of any representation or breach of any warranty of the Seller or the Companies contained in or made pursuant to this Agreement which was not disclosed to Purchaser in writing prior to the Closing; provided that no such notification shall be deemed to waive or abrogate any right of Purchaser with respect to conditions to Closing in Section 5.03;

(b)                 the breach of any covenant or agreement of Seller or the Companies contained in this Agreement;

(c)                 the conduct of the business of the Companies prior to the Closing; or

(d)                any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Seller in connection with this Agreement;

provided, however, that Seller and the Companies shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Purchaser of its obligations under this Agreement or from a Purchaser Indemnified Person’s gross negligence, fraud or willful misconduct.
Seller shall conduct the defense of such claims. Purchaser agrees to immediately notify Seller of any claims and to cooperate with Seller’s defense of the claims, at Seller’s expense. Purchaser further agrees to retain all records of the corporation, including but not limited to all contracts with customers effective before the closing date so that the records may be available to Seller in conduct of the defense against any such claims.

Section 6.03:  Time Limit:  The indemnifications contained in Section 6.01 and Section 6.02 will expire 2 years after Closing, with the exception of copyright and patent infringement issues which will expire six years after Closing.

.
ARTICLE VII

Miscellaneous

Section 7.01.  Notices.  Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

(i) if to Seller, to:	Arthur A. Goes
949 Topanga Drive
Palatine, IL 60074

(ii) if to Purchaser, to:	____________________
____________________
____________________
____________________

(ii) Copies to:	The Loev Law Firm, PC
6300 West Loop South, Suite 280,
Bellaire, Texas 77401
Telephone Number: (713) 524-4110
Facsimile Number: (713) 524-4122

Pinderski & Pinderski LTD
115 W. Colfax
Palatine, IL 60067
Telephone Number (847) 358-5220
Facsimile Number (8470 358-4506

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section 7.01.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

Section 7.02.               Benefit and Burden.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns.

Section 7.03.               No Third Party Rights.  Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto (other than the Purchaser Indemnified Persons) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (other than the Purchaser Indemnified Persons).

Section 7.04.               Amendments and Waiver.  No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.

Section 7.05.               Assignments.  Purchaser may assign any of its rights, interests and obligations under this Agreement and must notify Seller in writing.

Section 7.06.               Counterparts.  This Agreement may be executed in counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Section 7.07.               Captions and Headings.  The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

Section 7.08.               Construction.  The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

Section 7.09.               Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

Section 7.10.               Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

Section 7.11.               Remedies.  The parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled.

Section 7.12.               Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 7.13.               Submission to Jurisdiction.  Each of the parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Illinois court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Illinois court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Illinois court.

Section 7.14.               Expenses; Prevailing Party Costs.  The Seller, the Companies, and Purchaser shall pay their own expenses incident to this Agreement and the transactions contemplated hereby and thereby, including all legal and accounting fees and disbursements, and Seller shall be solely liable for any and all expenses of the Seller and/or the Companies which are incident to this Agreement and the transactions contemplated hereby and thereby (other than customary general, administrative and overhead expenses incurred in the ordinary course of business).  Notwithstanding anything contained herein or therein to the contrary, if any party commences an action against another party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a party of its obligations under this Agreement, the prevailing party in any such action shall be entitled to recover its losses, including reasonable attorneys’ fees, incurred in connection with the prosecution or defense of such action, from the losing party.

Section 7.15.              Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise.

[Remainder of page left intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

“SELLER”

/s/ Arthur A. Goes
Arthur A. Goes

2,000 shares of common stock of
Desk Flex, Inc.

1,000 shares of common stock of
Professional Resource, Inc.

“DESK FLEX”

/s/ Arthur A. Goes
Arthur A. Goes
President

“PROFESSIONAL RESOURCE
MANAGEMENT, INC.”

/s/ Arthur A. Goes
Arthur A. Goes
President

“PURCHASER”

EPAZZ, INC.

/s/ Shaun Passley 06/18/08
Shaun Passley
Chief Executive Officer